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                                                                  Exhibit 23.1.1

                        [LETTERHEAD OF BDO SEIDMAN, LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ITC/\DeltaCom, Inc.
West Point, Ga.

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement (Form S-3, No. 333-101537) of our reports dated February 24, 2003 relating to the consolidated financial statements and schedules of ITC/\DeltaCom, Inc. appearing in the Company's Annual Report on Form 10-K for the period from October 30, 2002 through
December 31, 2002 (Successor Company) and for the period from January 1, 2002 through October 29, 2002 (Predecessor Company).

We also consent to the reference to us under the caption "Experts" in the prospectus.

                                              /s/ BDO Seidman, LLP

Atlanta, Georgia
January 23, 2004